EXHIBIT F


      See attached descriptions of pending litigation and licensure status and letter of Crossway Ventures.

PENDING LEGAL ISSUES

                                                       NEXT
FILE         LEGAL                    DATE            ACTION
NUMBER       MATTER                   RECEIVED         DATE

0001      Spaneas, Charles
0002      Iadevaaia, Jacqueline       2/16/99
0003      Widcosa, Laurie             2/16/99           3/19/99
0004      Dresnen, Christian G. (Dr.) 2/22/99
0005      Kinney, Rex and Pauline
0006      Cosmedix/New Horizons       4/1/99
0007      E.S.P.C.                    2/11/99           T/B/A


PENDING LEGAL ISSUES CONTINUED

                                                             FAXED
PLAINTIFF          LEGAL          DOLLAR                       TO
DEFENDANT          FEE            EXPOSURE    NOTE          ATTORNEY

Plaintiff       ($1,000.00)     $6,757.00                   2/17/99
                   (100.00)          0.00                   2/16/99
Defendant          (250.00)     (1,000.00)    Closed        2/17/99
                   (250.00)      7,000.00                   3/2/99
Defendant       (10,000.00)    (50,000.00)
Plaintiff        (1,000.00)     14,100.00                   4/8/99
Defendant        (2,000.00)    (10,008.19)

TOTAL           (14,600.00)    (33,251.19)

<PAGE)

          FORMS       FORM      FORM     ANNUAL     BOND     OTHER     LICENSE
STATE    RECEIVED  FILLED OUT  REVIEWED   FEE       AMOUNT    FEE       FEE

2nd Quarter 1999

CA    1. License       X
          Not
         Required

NY    2.  X            X                                      150       150

TX    3.  X            X                   10                 250       500

FL    4.  X            X                                                200

NJ    5.  X            X                                      300       600

MA    6.  X            X                                      440       500

AZ    7.  X            X                   500                235       800

MD    8.  X            X                                      105       200

PA    9.  X            X                            100                 500

OH   10.  License      X
          Not
          Required

IL   11.  X            X                                      100       200

NC   12.  X            X                                      275       100

MI   13.               X                   150      325        85       150

MN   14.               X                    60                225       500

CT   15.  X            X                                      325       400

GA   16.  License      X
          Not
          Required

NV   17.  License      X
          Not
          Required

UT   18.  License      X
          Not
          Required

HI   19.  License      X
          Not
          Required

VA   20.               X

TN   21.               X                                      625        50

SC   22.  License      X
          Not
          Required

MO   23.               X                                      180       200

CO   24.  License      X
          Not
          Required

RI   25.  X            X                            250       215       250

KY   26.  License      X
          Not
          Required

LA.  27.  X            X                                                500

NH   28.  X            X                            375       225       350

WA   29.  License      X
         Not
         Required

IN   30. License       X
         Not
         Required

DE   31. X             X                  450                 125       450

DC   32.               X                            200       175       158

MS   33. X             X                  300       100       550       500

AL   34. X             X                                      300       500

WV   35. License       X
         Not
         Required

OK   36. License       X
         Not
         Required

KS   37. License       X
         Not
         Required

3rd Quarter Registration 1999.

OR   38. License       X
         Not
         Required

AR   39. License       X                  500                 300
         Not
         Required

ID   40.               X                                      145       500

ME   41. X             X                   20    25,000     volume fee  500
                                                             +205

NM   42.                                                                500

SD   43.               X                                      115       500

WI   44.               X                                      125       500

WY   45.               X                                      125       500

IA   46. X             X                   10                 125       500

AL   47.               X                                      550       500

ND   48.               X                                      160       500

NB   49.               X                                      175       500

MT   50.                                  100                 140       500


TOTAL
CHECK                  MADE
AMOUNT                 PAYABLE TO:                     ADDRESS

710                State of Michigan                   Financial institutions
                                                       Bureau, PO Box 30185,
                                                       Lansing, MI 48909, ATTN
                                                       Licensing and
                                                       Enforcement Division,
                                                       Installment
                                                       Seller/Sales Finance
                                                       License Application

785

725                Treasurer, State of Connecticut     Department of Banking,
                                                       Ccsumer Credit Div.
                                                       280 Constitution Plaza
                                                       Hartford, CT 06103

-0-

-0-87

-0-

-0-

675

380

715                Division of Banking

500                Office of Financial                 P.O. Box 94095, Baton
                   Institutions                        Rouge, Louisiana 70804

950                State of New Hampshire              State of New Hampshire,
                                                       Banking Department, 169
                                                       Manchester Street,
                                                       Concord, New Hampshire
                                                       03301

1,025              Division of Revenue, P.O.  Box      Div. of Revenue, PO Box
                   8750, Wilmington, Delaware          8750, Wilmington,
                   19899-8750                          Delaware, 19899-8750

533

1,450

800                State Banking Department

-0-

-0-

-0-

-0-

500

645

520                Office of Consumer Credit           36 State House Station
                   Regulation                          Augusta, Maine, 04333

500

615

625

625

625

1,050

660

[Letterhead of Crossway Ventures]

March 9, 1999

Gerald A. Powell, CEO               FAX 570-420-1355
thatlook.com
210 West Fourth Street, Suite 101
East Stroudsburg, PA 18301

      Re: Repurchase Proposal

Dear Gerry:

Harvey, Dick and I have had an opportunity over the weekend to review your proposal and reflect on our current and continuing business relationship with thatlook.com and Crossway. We agree with you...there is a difference in management styles. Your freedom to make appropriate business decisions as you see fit going forward is important. We can only be advisors. We are desirous of a business breakthrough for the company and will enthusiastically support you in any way we can.

With this in mind we accept you [sic] offer of a $600,000 buyout under the following conditions.

            1. Because the notes are in default, we are declaring same and look for full payout to be made by Tuesday, March 23, 1999.

            2. Accrued and unpaid interest due Crossway also paid in full by the same date.

            3.  Crossway will waive all unpaid management fees.

            4. The Crossway group will retain a 3% ongoing equity interest in the business.

I am sure that you can appreciate that this purchase must be directly with you. If you choose to resell part or all of this acquired interest to doctors or other business contacts on terms favorable to you, we understand and will be supportive. However, our sale needs to be finalized and funded prior to any resale of the Crossway interest in the company.

Gerry, we continue to marvel at your creativity and energy level. We look forward to telling our friends we knew you when and how far you have come! Your long term friendship is also important to us and we are confident we can work out the details without impairing this friendship.

                                    "Saul Epstein has the authority to sign on
Sincerely yours,                    behalf of Crossway"

/s/Saul S. Epstein                  /s/Saul S. Epstein
Saul S. Epstein                     Saul S. Epstein

     cc: Harvey Kimmell   FAX 732-818-1569
         Richard Gwinn    FAX 610-964-3630
         Mike Gardner     FAX 610-353-3764

[Letterhead of Crossway Ventures]

[Letterhead of Crossway Ventures]

March 12, 1999

Gerald A. Powell, CEO                     Fax 570-420-1355
thatlook.com
210 West Fourth Street, Suite 101
East Stroudsburg, PA 18301
     cc: Harvey Kimmel              FAX 609-694-5995
         Richard Gwinn              FAX 610-964-3630
         Mike Gardner               FAX 610-353-3764
         Suzanne Cummings           FAX 732-818-1569

     Re: Repurchase Proposal

Dear Gerry:

We are in agreement that Alternative B of my letter of March 11, 1999 is accepted with minor modifications. Please sign the bottom of this letter indicating your agreement and fax a copy of this signed letter back to my office today. You will then overnight for Monday delivery to the Crossway office in Toms River, a check for $50,000.

The accepted offer is as follows:

     Crossway receives a check for $50,000 by Monday, March 15

This money will be completely at risk if the remaining $550,000 is not paid by July 15, 1999. However, there is an incentive to pay the remaining $550,000 and accrued interest as quickly as possible as follows:

     1. Payment in full by April 15, 1999 - Crossway retains 3% interest in the entity(s), waives unpaid management fees, and resigns from board.

     2. Payment in full by May 15, 1999 - Crossway retains 4.5% interest in the entity(s), waives unpaid management fees, and resigns from board.

     3. Payment in full by June 15, 1999 - Crossway retains 5.5% interest in the entity, waives unpaid management fees, and resigns from board.

     4. Payment in full by July 15, 1999 - Crossway retains 6.5% interest in the entity(s), waives unpaid management fees, and resigns from board.

     5. Payment after July 15, 1999 - forfeiture of $50,000 deposit and unpaid management fees due in full. The option to purchase is canceled and Crossway retains its 21% interest in the entity(s).

Gerry, we do believe you have access to sufficient funds to buy Crossway out currently. We understand your desire to use other funds to accomplish this goal but if we are to wait, then the terms (understandably) become less favorable to you.

We will continue to respond to our board obligations including monthly face to face board meetings, major entity issues being discussed and cleared with Crossway, and acting as a sounding board for financing alternatives. If you find a clean shell company, a market maker and an IR company for a total of 10% to 15% dilution, it would not be in Crossway's best interest to obstruct the deal. We want the business to flourish but we are focused on limiting our risk. Please respond to me at my office 610-667-9331 if you have any further questions and fax a signed copy of this letter to my office fax 610-667-8463.

Sincerely yours,

/s/ Saul S. Epstein

Saul S. Epstein

                        Accepted and agreed to this 12th day of March, 1999



                        /s/ Gerry A. Powell, CEO
                        Gerry A. Powell, CEO
                        thatlook.com and Elective Investments

                              FAX TO: 610-667-8463